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                                                                     EXHIBIT 4.2



                          FIRST SUPPLEMENTAL INDENTURE

                            dated as of May 22, 1998

                                     between

                         THERMADYNE HOLDINGS CORPORATION

                                       and

                       IBJ SCHRODER BANK & TRUST COMPANY,

                                   as Trustee

                                 with respect to

        Series A and Series B 12-1/2% Senior Discount Debentures due 2008



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         THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of May 22, 1998, between Thermadyne Holdings Corporation, a Delaware corporation ("Holdings") and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, Mercury Acquisition Corp., a Delaware corporation ("Mercury"), and the Trustee entered into the Indenture, dated as of May 22, 1998 (as amended from time to time, the "Indenture"), relating to Mercury's Series A and Series B 12-1/2% Senior Discount Debentures due 2008 (the "Debentures");

         WHEREAS, Mercury has merged with and into Holdings as contemplated by the Indenture (the "Merger").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

         Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         Section 2. Holdings hereby acknowledges and agrees with the Trustee that, by virtue of the Merger and by operation of law it has succeeded to, and is substituted for (so that from and after the Merger, the provisions of the Indenture referring to the "Issuer" shall refer to Holdings), and may exercise each and every right and power of Mercury under the Indenture with the same effect as if Holdings had been named as the Issuer in the Indenture and has assumed all of the liabilities and obligations of Mercury under the Indenture and the Debentures in accordance with Article 5 of the Indenture.

         Section 3. Pursuant to Section 9.05 of the Indenture, Holdings shall issue and the Trustee shall authenticate new Debentures that reflect this Supplemental Indenture.

         Section 4. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

         Section 5. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

         Section 6. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.





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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                                    MERCURY ACQUISITION CORPORATION

                                    By: /s/ WILLIAM F. DAWSON, JR.
                                       --------------------------------
                                       Name:
                                       Title:


                                    THERMADYNE HOLDINGS CORPORATION


                                    By: /s/ JAMES H. TATE
                                       --------------------------------
                                       Name:
                                       Title:


                                    IBJ SCHRODER BANK & TRUST COMPANY,
                                    as Trustee


                                    By: /s/ STEPHEN J. GIURLANDO
                                       --------------------------------
                                       Name: Stephen J. Giurlando
                                       Title: Vice President





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